Exhibit 10.8

FIRST AMENDMENT TO TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of April 26, 2016, among NM CAPITAL UTILITY CORPORATION, a Delaware corporation (the “Borrower”), the Lender party hereto and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent for the Lender (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lender party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of February 1, 2016 (as amended or modified from time to time, the “Loan Agreement”);
WHEREAS, the Borrower has requested certain modifications to the Loan Agreement as described below; and
WHEREAS, the Lender party hereto is willing to agree to such modifications, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Loan Agreement.
(a)    Section 3.4(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(b)    Notwithstanding subsection (a) above, and for the avoidance of doubt, (i) no portion of the amounts deposited and maintained in the Cash Management Collection Account (as defined in the San Juan Loan Agreement) pursuant to the San Juan Loan Agreement shall be deemed to be received by the Borrower for purposes of subsection (a) above until and to the extent such amounts are applied (A) to pay or prepay the loan made pursuant to the San Juan Loan Agreement or (B) to pay any other amounts (including, without limitation, interest and fees) due and payable to the Borrower in respect of such loan, in each case as provided in the San Juan Loan Agreement; (ii) unless and until an Event of Default has occurred and is continuing, the Borrower shall have the right, upon written notice to the Administrative Agent at least one (1) Business Day prior to the required due date of such prepayment pursuant to subsection (a) above, to use a portion of the funds and amounts described in clauses (i), (ii) and (iii) of subsection (a) above to pay Taxes and other governmental assessments, charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, or to repay any loan advance made to the Borrower by the Guarantor to the extent the proceeds of

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such loan advance were used by the Borrower to pay any such Taxes or other governmental assessments, charges or levies, and to the extent such funds and amounts are used by the Borrower for such purposes, the Borrower shall have no prepayment obligation pursuant to subsection (a) above with regard to such funds and amounts; and (iii) unless and until an Event of Default has occurred and is continuing, the Borrower shall have the right, upon written notice to the Administrative Agent at least one (1) Business Day prior to the required due date of such prepayment pursuant to subsection (a) above, to make any prepayment of Eurodollar Loans required under subsection (a) above on the last day of the applicable Interest Period or Interest Periods thereof next occurring after such required due date, provided that the amount of such prepayment has been deposited in the Designated Account on or before such required due date (to be applied to such prepayment on the last day of the applicable Interest Period or Interest Periods).”
(b)    Section 8.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“8.5.    Indebtedness; Liens.
The Borrower will not contract, create, incur, assume or permit to exist any Indebtedness, other than the Borrower Obligations and other than unsecured Indebtedness owing to the Guarantor in a principal amount not to exceed $1,000,000 in the aggregate at any time outstanding (provided, that such unsecured Indebtedness is subordinated to the Borrower Obligations pursuant to the terms of a written subordination agreement acceptable to the Administrative Agent and the Lenders). The Borrower will not contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than the following: (a) Liens securing the Borrower Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (d) judgment Liens that would not constitute an Event of Default, and (e) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution.”
2.    Effectiveness; Conditions Precedent.
This Amendment shall be effective on the date upon which the Administrative Agent receives copies of this Amendment duly executed by the Borrower and the Required Lenders.
3.    Ratification of Loan Agreement. The term “Loan Agreement” as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according

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to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.
4.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, solvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.
5.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement are true and correct as of the date hereof, unless they specifically refer to an earlier date (in which case such representations and warranties are true and correct as of such earlier date), (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents, or to the extent it has any, they are hereby released in consideration of the Lender party hereto entering into this Amendment.
6.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Loan Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower’s properties.

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7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:    NM CAPITAL UTILITY CORPORATION,
a Delaware corporation

By:    /s/ Timothy P. Nichols
Name:    Timothy P. Nichols
Title:    Vice President    and Secretary

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ADMINISTRATIVE AGENT:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Administrative Agent

By:     /s/ Paul V. Farrell
Name:     Paul V. Farrell
Title:     Managing Director

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LENDER:	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:     /s/ Paul V. Farrell
Name:     Paul V. Farrell
Title:     Managing Director

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The undersigned Guarantor has executed the foregoing Amendment to acknowledge and agree to the terms of such Amendment and to acknowledge and agree that the foregoing Amendment does not impair, reduce or limit any of its obligations under the Guaranty Agreement dated as of February 1, 2016, made by the undersigned Guarantor in favor of the Lenders and the Administrative Agent. The term “Loan Agreement” as used in such Guaranty Agreement shall hereafter mean the Loan Agreement as amended and modified by the foregoing Amendment.

PNM RESOURCES, INC.,
a New Mexico corporation

By:    /s/ Elisabeth Eden
Name:    Elisabeth Eden
Title:    Vice President    and Treasurer

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